CONESTOGA CAPITAL ADVISORS, LLC

                                 CODE OF ETHICS

                  (Amended and Restated as of February 1, 2005)

1.       GOVERNING STANDARDS

This Code of Ethics (the "Code") has been adopted by Conestoga Capital Advisors, LLC ("CCA") to comply with Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). The section entitled "General Principles" sets forth standards of conduct that CCA requires of all of its supervised persons. The Code, which also has been designed to identify potential conflicts of interests that may exist when employees execute transactions on behalf of their personal accounts or those over which they maintain beneficial ownership, contains procedures that have been reasonably designed to prevent and detect fraudulent, deceptive or manipulative acts by Access Persons (as defined below) of CCA and the Conestoga Small Cap Fund (the "Fund"), a series of Conestoga Funds (the "Trust").

2.       GENERAL PRINCIPLES:

CCA requires that all officers, directors, partners, and employees act with integrity, competence, dignity and in an ethical manner when dealing with the public, clients, prospects, third-party service providers, employers and fellow employees. It is the explicit policy of CCA that officers, directors, partners, and employees should at all times:

      A.    place the interest of their clients first;

      B. conduct all personal securities transactions in a manner consistent with this Code ;

      C. avoid any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility;

      D. adhere to the fundamental standard that CCA personnel should not take inappropriate advantage of their positions; and

      E.    comply with the Federal Securities Laws.

3.       DEFINITIONS

Access Person, means any Supervised Person who has access to nonpublic information regarding any client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

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With respect to the Trust,  Access Person means any Advisory  Person (as defined below) of CCA. All of CCA's directors, officers, and general partners are presumed to be Access Persons of the Trust.

Account means the Fund or any other account managed by CCA.

Advisory Person means (1) any employee of CCA (or of any company in a control relationship to CCA) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in this Code) by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to CCA who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security by the Fund. Additionally, this term includes any Portfolio Manager or Investment Personnel (as defined below). A person is not an Advisory Person (or an Access Person) simply by virtue of the following:

      1.    Normally  assisting  in  the  preparation  of  public  reports,   or
            receiving public reports, but not receiving information about current recommendations or trading; or

      2. A single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provision of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect
"pecuniary interest" (i.e., some economic benefit) from the ownership of a security. It also includes securities held by members of an Access Person's immediate family sharing the same household; provided however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

Board means the Board of Trustees of the Trust.

Compliance Officer means, with respect to CCA, that person who is responsible for the development of CCA's supervisory procedures, for the prevention and detection of insider trading, and for monitoring Access Person's reporting and certification



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requirements.  At the  current  time,  W.  Christopher  Maxwell  serves as CCA's
Compliance Officer.

Control has the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 percent of the voting securities of any company shall be presumed not to control such company.

Covered Security generally has the meaning as the term "security" as set forth in Section 2(a)(36) of the 1940 Act, and generally includes all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (i.e., a derivative). The term Covered Security also includes any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security. A Covered Security does not include: (a) certificates of deposit acquired directly from a bank; (b) money market mutual funds; or (c) such other securities as may be excepted under the provisions of Rule 17j-1.

Federal Securities Laws means the Securities Act, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, the customer privacy provisions of the Gramm-Leach-Bliley Act, the anti-money laundering provisions of the Bank Secrecy Act and any related rules.

Fund means the Conestoga Small Cap Fund, a series of the Trust.

Independent Trustee means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

Non-Covered Security shall mean those securities not included in the definition of a Covered Security, such as: (a) direct obligations of the government of the United States; (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (or (c) such other securities as may be excepted under the provisions of Rule 17j-1.

Portfolio Manager means an employee of CCA who is primarily responsible for the day-to-day management of an Account's portfolio.

Purchase or Sale for purposes of this Code and each Appendix hereto includes, among other things, the writing of an option to purchase or sell a security.

Review Officer means, with respect to the pre-clearance of all Access Persons' personal securities transactions, Duane R. D'Orazio, or in his absence, Robert
M. Mitchell.



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Supervised  Person has the same meaning as that set forth in Section  202(a)(25)
of the Advisers Act. Section 202(a)(25) defines a "supervised person" as any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of CCA, or other person who provides investment advice on behalf of CCA and is subject to the supervision and control of CCA.

Trust means Conestoga  Funds, an investment  company  registered  under the 1940
Act.

A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) or Section 4(6) of the Securities Act or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

An Initial Public Offering means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

A security held or to be acquired means: (1) any security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is or has been considered by CCA or the Fund for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (1) above.

4.       LEGAL REQUIREMENTS

Rule 204A-1 under the Advisers Act requires CCA to establish, maintain and enforce a written code of ethics that, at a minimum, includes:

      A. A standard of business conduct required of its Supervised Persons, which must reflect CCA's fiduciary obligations and those of its Supervised Persons;

      B.    Provisions   requiring  its   Supervised   Persons  to  comply  with
            applicable federal securities laws;

      C.    Provisions requiring all of its Access Persons to report, and CCA to
            review,   their  personal   securities   transactions  and  holdings
            periodically;

      D. Provisions requiring Supervised Persons to report any violations of this Code promptly to the Compliance Officer; and

      E. Provisions requiring CCA to provide each of its Supervised Persons with a copy of this Code and any amendments, and requiring its Supervised Persons to provide CCA with a written acknowledgment of their receipt of this Code and any amendments.

Rule 17j-1 under the 1940 Act makes it unlawful for CCA, as investment adviser to the Fund, or any affiliated person of CCA, in connection with the purchase or sale by such person of a security held or to be acquired by the Fund:



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      A.    To employ any device, scheme or artifice to defraud the Fund;

      B. To make any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      C. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a client portfolio or the Fund; or

      D. To engage in any manipulative practice with respect to a client portfolio or the Fund.

5.       SUBSTANTIVE RESTRICTIONS

      A. Blackout Period & Inappropriate Advantage. The price paid or received by an Account for any investment should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. Thus, to that end:

            1. No Access Person shall enter an order for the purchase or sale of a security on the day during which an Account has a pending buy or sell order in that same security until after the Account's order is executed or withdrawn.

            2. In order for an Access Person to buy or sell a security, the Compliance Officer must determine that it is clear that, in view of the nature of the investment and the market for such investment, the order of the Access Person will not affect the price paid or received by any Account.

      B. Disclosure of Interested Transactions. No Access Person shall recommend any transactions with respect to a Covered Security by an Account without first disclosing his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation:

            1. Any direct or indirect Beneficial Ownership of any Covered Securities of such issuer;

            2. Any contemplated transaction by such Access Person in such Covered Securities;

            3. Any position with the issuer of the Covered Securities or its affiliates; and

            4. Any present or proposed business relationship between the issuer of the Covered Securities or its affiliates and such Access Person or any entity in which such Access Person has a significant interest.

      C. Initial Public Offerings ("IPOs"). No Access Person shall acquire, directly or indirectly, any Beneficial Ownership in any IPO with respect to any security without first obtaining prior approval of the Compliance Officer in order to



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            preclude any  possibility of their  profiting  improperly from their positions on behalf of an Account. The Compliance Officer shall (a) obtain from such Access Person full details of the proposed transaction (including written certification that the investment
            opportunity   did  not  arise  by  virtue  of  the  Access  Person's
            activities on behalf of the Account; and (b) conclude, after consultation with a Portfolio Manager of the Account (who has no personal interest in the issuer of the IPO), that the Account has no foreseeable interest in purchasing such security. A record of such approval by the Compliance Officer and the reasons supporting those decisions shall be kept as required in Section 9.F.

      D. Limited Offerings. No Access Person shall acquire, directly or indirectly, Beneficial Ownership of any security in a Limited Offering without first obtaining the prior written approval of CCA's Compliance Officer, which Compliance Officer: (a) has been provided by such Access Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person's activities on behalf of an Account, and (b) has concluded, after consultation with a Portfolio Manager of an Account (who has no personal interest in the issuer involved in the private placement), that the Account has no foreseeable interest in purchasing such security. A record of such approval by the Compliance Officer and the reasons supporting those decisions must be kept as required in Section 9.F.

      E. Short-Term Trading Ban. Access Persons are prohibited from profiting in the purchase and sale, or sale and purchase, of any security within thirty (30) calendar days, whether or not the security is also held by an Account. This provision is designed to prohibit potential scalping and frontrunning and to minimize the possibility that an Access Person will attempt to capitalize inappropriately on the market impact of trades in securities that may be held by an Account. Any profits realized by an Access Person on any inadvertent short-term trades may be required to be disgorged after review by the Compliance Officer.

      F. Acceptance of Gifts. Access Persons must not accept gifts of more than a de minimus value (currently $100 or less) from any entity doing business with or on behalf of an Account or CCA, unless pre-approved by the Compliance Officer.

      G. Service on Boards. Access Persons shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such approval. Approval by the Compliance Office shall only be granted after a determination has been made that an Access Person's board service would be consistent with the interests of any Account that has invested in the company. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest and language will be added to CCA's disclosure brochure regarding such conflicts. Three examples of potential conflicts of interest regarding such service: (1) conflicting fiduciary duties to the company and to the Accounts that have invested in the company;
            (2) the receipt of options or other rights with respect to securities of the company that might influence



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            investment decisions concerning the Accounts; and (3) the receipt of material, nonpublic information about the company.

6.       EXEMPTIONS

The restrictions noted above shall not apply to the following transactions unless the Compliance Officer determines that such transactions violate the provisions enumerated in Section 2 of this Code:

      A. purchases, sales or other transactions effected in any account over which an Access Person has no direct or indirect influence or control. For example, presuming that such relatives do not reside in the same household as the Employee, accounts of family members outside of the immediate family would not be subject to review;

      B.    purchases that are part of an Automatic Investment Plan;

      C. purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

      D. acquisitions or dispositions of securities as a result of a stock dividend, stock split, etc.

      E. any fixed income securities transactions, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such securities by the Fund;

From time to time, CCA's Compliance Officer may exempt certain transactions from the restrictions noted above on a trade-by-trade basis after careful review and consideration of the particular situation. A record of any exceptions to CCA's Substantive Restrictions noted above shall be properly documented by the Compliance Officer and reported to the Board at its next regular meeting.

7.       PROCEDURES

      A. Pre-Clearance. All Access Persons are required to obtain pre-approval to place a personal securities transaction from CCA's Review Officer. CCA's primary Review Officer is Duane R. D'Orazio, or in his absence, Robert M. Mitchell. Mr. D'Orazio is responsible for pre-approving Mr. Mitchell's transactions and vice-versa. Once pre-approval is granted to an Access Person, such Access Person may only transact in that security for the remainder of the day. If the Access Person wishes to transact in that security the following day, they must again obtain pre-approval from the Review Officer.

      B. Reporting. In order to provide CCA with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1 are being



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            observed  by its Access  Persons,  each  Access  Person of CCA shall submit the following reports in the forms attached hereto as Exhibits A-D to the Compliance Officer showing all transactions in securities in which the Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership except for exempt transactions listed in Section 6 above.

            An Independent Trustee, who would be required to make a report solely by reason of being a Fund director, need not make an initial holdings report under paragraph (d)(1)(i) of Rule 17j-1 and an annual holdings report under paragraph (d)(1)(iii) of Rule 17j-1. Additionally, an Independent Trustee need not make a quarterly transaction report under paragraph (d)(1)(ii) of this Rule 17j-1, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Trust Trustee, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Trust purchased or sold the Covered Security, or the Trust or CCA considered purchasing or selling the Covered Security.

            1. Initial Holdings Report. On the form provided in Exhibit A, every Access Person must report to the Compliance Officer no later than ten (10) days after that person becomes an Access Person, the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person): (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person; (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities, including Covered Securities, held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (c) the date the report is submitted by the Access Person.

            2. Quarterly Transaction Reports. Quarterly personal securities transaction reports shall be submitted by Access Persons on the form provided in Exhibit B not later than thirty (30) days after the end of the most recent calendar quarter in which a transaction was effected. No such periodic report needs to be made if information contained in duplicate broker trade confirmations or account statements of the Access Person are received by the Compliance Officer no later than thirty (30) days after the end of each calendar quarter and/or if CCA maintains all of an Access Person's personal trading information in other of its required books and records (i.e., securities transaction journal). In addition, an Access Person need not make a quarterly transaction report under this section 7(e) with respect to transactions effected pursuant to an Automatic Investment Plan.

                  The quarterly transaction reports shall contain at least the following information for each transaction in a Covered Security in which the Access Person had any direct or indirect beneficial ownership: (a) the date of the transaction, the title, the interest rate and maturity date (if applicable), the



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                  number  of shares  and the  principal  amount of each  Covered
                  Security  involved;  (b) the nature of the transaction  (i.e.,
                  purchase,   sale  or  any  other   type  of   acquisition   or
                  disposition); (c) the price of the Covered Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted. Access Persons shall be reminded that they must also report transactions by members of the Access Person's immediate family including spouse, children and other members of the household in accounts over which the Access Person has direct or indirect influence or control.

                  The form provided in Exhibit C shall be completed by an Access Person on a quarterly basis to disclose the name of any account established by the Access Person during the quarter in which any securities, including Covered Securities, were held for the direct or indirect benefit of the Access Person and include: (a) the name of the broker, dealer or bank with whom the Access Person established the account; (b) the date the account was established; and (c) the date that the report is submitted by the Access Person.

            3. Annual Holdings Report. On an annual basis, Access Persons shall report the following information in the form provided in Exhibit D (which information must be current as of a date no more than 45 days before the report is submitted): (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and (c) the date that the report is submitted.

            4. Violations Reporting. Each Supervised Person shall promptly report any violations of this Code to the Compliance Officer. All reported Code of Ethics violations will be treated as being made on an anonymous basis. CCA management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Supervised Person that seeks retaliation against another for reporting violations of the Code of Ethics.

      C. Notification; Annual Certification. The Compliance Officer shall notify each Supervised Person of CCA who may be required to make reports pursuant to this Code, that such Person is subject to reporting requirements and shall deliver a copy of this Code to each such Person. The Compliance Officer shall annually obtain written assurances in the form attached hereto as Exhibit E (or similar form) from each Supervised Person that he or she is aware of his or her obligations under this Code and has complied with the Code and with its reporting requirements. The annual certification shall be filed with the Compliance Officer within ten (10) days after calendar year end.

      D. Duplicate Copies. A form brokerage letter is attached to this Code as Exhibit F. In order to help ensure that duplicate brokerage confirmations are received for all



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            accounts  pertaining  to a  particular  Access  Person,  such Access
            Person may complete and send a brokerage letter similar to Exhibit F to each bank, broker or dealer maintaining an account on behalf of the Access Person.

      E. Disclaimer of Beneficial Ownership. Any report under this Section 7 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

8.       REVIEW AND ENFORCEMENT

      A.    Report Review.

            1.    The  Compliance  Officer shall review the reports  required by
                  Section  7 for  compliance  with  this  Code.  The  Compliance
                  Officer shall keep all reports confidential except as disclosure thereof to CCA or the Board , Regulators, or other appropriate persons may be reasonable and necessary to accomplish the purposes of this Code.

            2. If the Compliance Officer determines that a violation of the Code may have occurred, before making a final determination that a material violation has been committed by an individual, the Compliance Officer may give such person an opportunity to supply additional information regarding the matter in question.

      B.    Enforcement.

            1. If any violation of this Code is determined to have occurred, the Compliance Officer may impose sanctions and take such other actions as he or she deems appropriate, including, among other things, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Account or given to a charity, as the Compliance Officer shall determine is appropriate.

            2. If the Compliance Officer determines that a material violation of this Code has occurred, he shall promptly report the violation and any enforcement action taken to CCA's management and the Board.

            3. No person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself.

            C. Reporting to the Board. At least annually, CCA shall furnish to the Board a written report that: (a) describes any issues arising under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and (b) certifies in the form provided in Exhibit G that CCA has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

9.       RECORDS

CCA shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission or the Board.

            A. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

            B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

            C. A copy of each report made pursuant to this Code by an Access Person, including any information provided in lieu of reports, shall be preserved by CCA for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

            D. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

            E.    A  record  of all  written  acknowledgments,  as  required  by
                  Section 7.C of this Code for each person who is currently, or within the past five years was, a Supervised Person.

            F. A copy of each report under Section 8.C. of this Code to the Board shall be preserved by CCA for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place;

            G. CCA shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of securities under Section 5.C. and 5.D. of this Code for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place; and

            H. Any other information as may be required by Rule 204A-1 under the Advisers Act or Rule 17j-1(f) under the 1940 Act.

10.      CONFIDENTIALITY

All reports of securities transactions and any other information filed with CCA pursuant to this Code shall be treated as confidential, except that the same may be disclosed to CCA management, the Board, any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

11.      AMENDMENT

CCA may, from time to time, amend this Code, and/or adopt such interpretations of this Code as it deems appropriate provided, however, the Trust's Board, including a majority of the Independent Trustees must approve any material change to this Code within six (6) months after adoption of the material change to this Code of Ethics.

                                    EXHIBIT A
                             INITIAL HOLDINGS REPORT

As of the below date, I held the following positions in these securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to CCA's Code of Ethics.

------------------------ ------------------------------------ --------------------- ---------------- -------------
    ACCOUNT NAME**                    SECURITY                     CUSTODIAN           PRINCIPAL     SHARES
                                                                                        AMOUNT
------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------


** Please note that ALL accounts must be listed (including Non-Covered Securities).

This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:    _____________        Signature: _______________________________________


                              Print Name: ______________________________________

                                    EXHIBIT B
                     QUARTERLY SECURITIES TRANSACTION REPORT

For the Calendar Quarter Ended:  __________________________________
                                             (month/day/year)

During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to CCA's Code of Ethics.

-------------------------------- ------------ ------------ ----------------------- -------------- ---------------- -----------------
         SECURITY                   DATE        SHARES        PRINCIPAL AMOUNT       BUY/SELL          PRICE            CUSTODIAN
-------------------------------- ------------ ------------ ----------------------- -------------- ---------------- -----------------

-------------------------------- ------------ ------------ ----------------------- -------------- ---------------- -----------------

-------------------------------- ------------ ------------ ----------------------- -------------- ---------------- -----------------

-------------------------------- ------------ ------------ ----------------------- -------------- ---------------- -----------------

-------------------------------- ------------ ------------ ----------------------- -------------- ---------------- -----------------

-------------------------------- ------------ ------------ ----------------------- -------------- ---------------- -----------------

-------------------------------- ------------ ------------ ----------------------- -------------- ---------------- -----------------

-------------------------------- ------------ ------------ ----------------------- -------------- ---------------- -----------------

** Please note that ALL accounts must be listed (including Non-Covered Securities).

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:  _____________     Signature: ___________________________________________

                         Print Name:  _________________________________________

                                    EXHIBIT C
                               NEW ACCOUNT REPORT

       For the Calendar Quarter Ended: __________________________________
                                             (month/day/year)

During the quarter referred to above, the following accounts were established to hold securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to CCA's Code of Ethics.

------------------------------------------------ -------------------------------
  BROKER, DEALER OR BANK WITH WHOM ACCOUNT WAS     DATE ACCOUNT WAS ESTABLISHED
                  ESTABLISHED
------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

--------------------------------------------------- ----------------------------

** Please note that ALL accounts must be listed (including Non-Covered Securities).

Date: _____________       Signature: _______________________________________


                          Print Name: _______________________________________

                                    EXHIBIT D
                             ANNUAL HOLDINGS REPORT

As of December 31, ________, I held the following positions in these securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to CCA's Code of Ethics.

------------------------ ------------------------------------ --------------------- ---------------- -------------
    ACCOUNT NAME**                    SECURITY                     CUSTODIAN           PRINCIPAL        NO. OF
                                                                                        AMOUNT          SHARES
------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

------------------------ ------------------------------------ --------------------- ---------------- -------------

** Please note that ALL accounts must be listed (including Non-Covered Securities).

This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date: _____________    Signature:       _______________________________________


                       Print Name:      _______________________________________

                                    EXHIBIT E
                       ANNUAL CERTIFICATION OF COMPLIANCE


I have read and understand the Code of Ethics, recognize that it applies to me and agree to comply in all respects with the procedures described therein. I acknowledge that the attached Code was distributed to me on -----------, ------.

Furthermore, I certify hereby that I have complied with the requirements of the Code in effect during the preceding year (except to the extent that I may have been specifically notified by CCA that I have not complied with certain of such requirements) and that I will continue to do so during the course of my employment and association with CCA. I agree to promptly report to the Compliance Officer any violation or possible violation of the Code of which I become aware.

I understand that a violation of the Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.


Date: _____________     Signature:       ___________________________________


                        Print Name:      ___________________________________

                                    EXHIBIT F
                            FORM OF BROKERAGE LETTER

(DATE)

(NAME OF CUSTODIAN)
(ADDRESS)
(CITY, STATE ZIP0

Re:      Account No.    _______________________________


         Account Name   _______________________________

Dear (NAME),

As of (DATE), please send to the Compliance Officer of CCA a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

         Conestoga Capital Advisors, LLC
         Attn: W. Christopher Maxwell, Compliance Officer
         259 N. Radnor-Chester Road
         Radnor Court, Suite 120
         Radnor, PA 19087

If you have any  questions  or  concerns,  please feel free to give me a call at
(484) 654-1380. Thank you for your immediate attention to this matter.

Sincerely,


(NAME)

cc:      W. Christopher Maxwell

                                    EXHIBIT G
                           ANNUAL CERTIFICATION OF CCA

The undersigned hereby certifies on behalf of Conestoga Capital Advisors, LLC ("CCA") to the Board of Trustees of Conestoga Funds pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section 8.C. of CCA's Code of Ethics, that CCA has adopted procedures that are reasonably necessary to prevent Access Persons from violating the Code of Ethics.


Date: _____________     Signature:       ___________________________________


                        Print Name:      ___________________________________
                                                   (Compliance Officer)